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                                                                 [Exhibit 10.22]

                             VALIDUS HOLDINGS, LTD.
                             STOCK OPTION AGREEMENT

          AGREEMENT, made and entered into this 4th day of February, 2006 by and between Validus Holdings, Ltd. (the "Company"), a Bermuda corporation, and _____________ (the "Option Holder").

          WHEREAS, the Option Holder has been designated to participate in the Validus Holdings, Ltd. 2005 Long Term Incentive Plan (the "Plan");

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:

          (a) Grant. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Company hereby grants to the Option Holder the right and option (the "Option") to purchase ___________ Shares. The Option is granted as of February 4, 2006, and such grant is subject to the terms and conditions herein and the terms and conditions of the Plan. Such Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event there is any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms used herein but not defined shall have the meanings given to them in the Plan.

          (b) Purchase Price. The purchase price of the Shares subject to the Option shall be equal to $10.00 per Share.

          (c) Term of Option. The Option may be exercised only during the period commencing on the date it vests and becomes exercisable under paragraph (d) below and continuing until the close of business on December 12, 2015 (the "Option Period"). The Option Holder's exercise rights during the Option Period shall be subject to limitations as hereinafter provided and shall be subject to sooner termination as provided in paragraph (e) below. At the end of the Option Period or, if earlier, the termination of the period of exercisability as provided in paragraph (e), below, the Option shall terminate.

          (d) Exercisability. Except as otherwise provided in paragraph (g) below, the Option shall vest and become exercisable in five equal annual installments, beginning on December 12, 2006 and continuing on each of the following four anniversaries of December 12, 2006.

          (e) Termination.

               (i) (A) Death in Service. In the event of Termination of Service of the Option Holder by reason of the Option Holder's death, the Option Holder's estate or other legal representative shall be entitled to exercise the portion of the Option exercisable at the time of death, if any, determined in accordance with paragraph (d) above, and such portion of the Option shall continue to be exercisable by the estate or other legal representative of the Option Holder during the period ending one (1) year following the date of death (but not beyond the Option Period).

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                    (B) Death After Service. In the event the Option Holder dies after his or her Termination of Service at a time when all or a portion of the Option remains exercisable, the estate or other legal representative of the Option Holder shall be entitled to exercise the portion of the Option that remains exercisable during the period the Option Holder would have been eligible to exercise the Option had the Option Holder not died.

               (ii) Termination Due to Disability. In the event of Termination of Service of the Option Holder by reason of the Option Holder's Disability (as defined in the Employment Agreement (as defined below)), the Option Holder shall be entitled to exercise the portion of the Option exercisable at the time of such Termination of Service, if any, determined in accordance with paragraph (d) above, and such portion of the Option shall continue to be exercisable by the Option Holder during the period ending one (1) year following the date of Termination of Service (but not beyond the Option Period).

               (iii) Termination for Cause. In the event of Termination of Service of the Option Holder by the Company or its Subsidiaries for Cause, all rights of the Option Holder to exercise the Option granted to the Option Holder shall be forfeited immediately and the Option shall terminate. For purposes of this Agreement, "Cause" shall have the meaning set forth in the Option Holder's employment agreement with the Company or a Subsidiary (the "Employment Agreement").

               (iv) Termination Not For Cause or For Good Reason. If the Employment Period (as defined in the Employment Agreement) shall be terminated by the Option Holder for Good Reason (as defined in the Employment Agreement) or by the Company without Cause, the Option shall continue to vest through the Date of Termination (as defined in the Employment Agreement) and the exercisable portion of the Option shall continue to be exercisable by the Option Holder during the period ending ninety (90) days following the Date of Termination (but not beyond the Option Period). For the avoidance of doubt, the Option will continue to vest under this clause (iv) only if and to the extent a vesting date, as set forth in (d) above, occurs on or prior to the Date of Termination.

               (v) Resignation Without Good Reason. If the Employment Period shall be terminated as a result of the Option Holder's resignation or leaving of his employment, other than for Good Reason, no portion of the Option shall vest on or following the date the Option Holder provides Notice of Termination (as defined in the Employment Agreement) without Good Reason to the Company (the "Notice Date"), the Option Holder shall be entitled to exercise only the portion of the Option exercisable on such Notice Date, if any, determined in accordance with paragraph (d) above, and such portion of the Option shall continue to be exercisable by the Option Holder for ninety (90) days following the Notice Date (but not beyond the Option Period).

               (vi) Forfeiture. That portion of the Option which is unexercisable immediately following the Option Holder's Termination of Service (in the case of clauses (i), (ii) or (iii) above), following the Date of Termination (in the case of clause (iv) above), or following the Notice Date (in the case of clause (v) above) shall be immediately forfeited to the Company.

          (f) Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Company an instrument in writing specifying the number of Shares in respect of which

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the Option is being exercised, accompanied by payment, in a manner acceptable to the Committee, of the Option Price of the Shares in respect of which the Option is being exercised. Shares shall then be issued by the Company; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

          (g) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if, within two years following a Change in Control, the Option Holder's employment is terminated by the Company not for Cause or by the Option Holder for Good Reason, the Option shall become immediately vested and exercisable in full upon such termination of employment. For purposes of this Agreement, "Change in Control" shall have the meaning set forth in the Plan.

          (h) No Rights of Shareholder; No Rights of Continued Employment. The Option Holder shall not, by virtue of the Option, be entitled to any rights of a shareholder of the Company until Shares are issued to the Option Holder. The grant of the Option shall not confer on the Option Holder any right with respect to continuance of the Option Holder's service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Option Holder's service at any time.

          (i) Nonassignability. The Option may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee; or (iii) by the Option Holder to members of the Option Holder's "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Option Holder's "immediate family" and/or the Option Holder, or to a partnership, limited liability company or other entity under which the only partners, members or equity holders are one or more members of the Option Holder's "immediate family" and/or the Option Holder. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Option Holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), nieces, nephews, in-laws, and relationships arising because of legal adoption.

          (j) Shareholders' Agreement. If this Option is exercised when the Company is not a publicly-traded entity, simultaneous with the exercise of this Option, the Option Holder shall, as a condition to the Option Holder's right to exercise this Option, become a party to the Shareholders' Agreement by and among the Company and its shareholders, as the same may be amended from time to time, by execution of a joinder agreement in form and substance satisfactory to the Company.

          (k) Restrictions on Transfer of Shares. Neither the Shares nor any interest in them may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or other applicable laws or regulations and the terms and conditions hereof.

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          (l) Market Stand Off Period. The Option Holder covenants and agrees that he or she shall not, without the prior written consent of the Company, sell or otherwise dispose of any shares of stock of the Company during such period (a "Market Stand Off Period") as the Company or its underwriters shall establish in connection with the filing of a registration statement in connection with the initial public offering of the stock of the Company (an "Initial Public Offering").

          (m) Purchase Option. The Option Holder's Shares and Options are subject to repurchase as provided below in subsections (i) through (vii) below:

               (i) If the Option Holder's active service with the Company or a Subsidiary is terminated by the Option Holder other than for Good Reason (such termination of active service shall be treated as occurring on the Notice Date) or by the Company for Cause, the Company and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, the Grantor (as defined below) shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the Shares and/or Options held by the Grantor (such Shares and Options collectively being referred to as the "Purchasable Shares").

               (ii) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year after the Date of Termination (as defined in the Employment Agreement) of the Option Holder's service. Such notice shall state the number of Purchasable Shares to be purchased by the Company and the determination of the purchase price of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall be deemed to have terminated.

               (iii) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Shares, the Book Value (as defined below) per share as of the date of the notice of exercise of the Purchase Option times the number of Shares being purchased, and in the case of any Option, the Book Value per share (less the applicable per share Option exercise price) times the number of vested Shares (including by acceleration if applicable) subject to such Option which are being purchased by the Company. The purchase price for the Purchasable Shares shall be paid in cash or by wire transfer of immediately available funds. The closing of such purchase shall take place at the Company's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of, and paid to the holder of, all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

               (iv) To ensure the enforceability of the Company's rights hereunder, each certificate or instrument representing Shares or Options shall bear a conspicuous legend in substantially the following form:

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               "THE SHARES REPRESENTED BY THIS CERTIFICATE [ISSUABLE PURSUANT TO
               THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 2005 LONG TERM INCENTIVE PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO.
               A COPY OF SUCH LONG TERM INCENTIVE PLAN AND STOCK OPTION
               AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT
               ITS PRINCIPAL EXECUTIVE OFFICES."

               (v) The Company's rights under this paragraph (m) shall terminate upon the consummation of an Initial Public Offering.

               (vi) "Book Value" shall mean the book value of a Share at the end of the fiscal quarter in which the termination of active service occurs (which, in the case of termination by the Option Holder other than for Good Reason, shall be treated as the Notice Date), as determined on a fully diluted basis by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

               (vii) "Grantor" shall mean, collectively, the Option Holder, the Option Holder's assignee, the executor or the administrator of the Option Holder's estate in the event of the Option Holder's death, and the Option Holder's legal representative in the event of the Option Holder's incapacity.

          (n) Forfeiture Upon Breach of Certain Other Agreements. The Option Holder's breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that he may be a party to with the Company or a Subsidiary, in addition to whatever other equitable relief or monetary damages that the Company or a Subsidiary may be entitled to, shall result in automatic rescission, forfeiture, cancellation, and return of any Options and Shares (whether or not otherwise vested) held by Optionee or Grantor, and all profits, proceeds, gains, or other consideration received through the sale or other transfer of the Options or Shares shall be promptly returned and repaid to the Company.

          (o) Withholding. The Option Holder agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Agreement.

          (p) References. References herein to rights and obligations of the Option Holder shall apply where appropriate, to the Option Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

          (q) Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the

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party concerned at the address indicated below or to such changed address as such party may subsequently by similar process given notice of:

               If to the Company:

               Validus Holdings, Ltd.
               Mintflower Place
               8 Par-La-Ville Road, Third Floor
               Hamilton HMO8 Bermuda
               Attention: Chief Financial Officer

               If to the Option Holder:

               At the Option Holder's most recent address shown on the Company's corporate records, or at any other address which the Option Holder may specify in a notice to the Company delivered in the manner set forth herein.

          (r) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflict of laws.

          (s) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original constituting but one and the same instrument.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
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                                        Name: Edward Noonan
                                        Title: Chief Executive Officer and
                                               Chairman


                                        By:
                                            ------------------------------------